SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2026

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	IQST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K filed by iQSTEL Inc. (the “Company”) on May 30, 2025, on May 29, 2025 the Company entered into a Unit Purchase Agreement (the “UPA”) with Craig Span (the “Seller”) and Globetopper, LLC, a Delaware limited liability company (“GlobeTopper”), pursuant to which the Company acquired fifty-one percent (51%) of the membership interests of GlobeTopper (the “Transferred Membership Interest”) from the Seller. The acquisition closed effective July 1, 2025.

Under Section 2.2 of the UPA, the base purchase price was $700,000, consisting of $200,000 in staged cash payments and $500,000 in restricted shares of the Company’s common stock (the “Buyer Shares”), calculated at a 20% discount to the volume-weighted average price during the five trading days preceding the closing date. In connection with the UPA, the parties also entered into a Secured Promissory Note dated June 30, 2025 (the “Note”), a Pledge Agreement dated June 30, 2025 (the “Pledge Agreement”), and an Operating Agreement of GlobeTopper effective July 1, 2025.

The Buyer Shares were not issued at closing, and the related grant documentation contemplated by Section 5.1(c) of the UPA was not delivered.

As previously disclosed, effective July 2, 2026 the Company contributed certain operating equity interests, including the Transferred Membership Interest (510,000 Class A Units of GlobeTopper, representing 51% of the outstanding membership interests), to IQSTEL Operating Holdings, Inc., a wholly owned subsidiary of the Company (“IOH”), as part of an internal corporate reorganization.

On September 16, 2026, the Company, the Seller, GlobeTopper, and IOH entered into a First Amendment to Unit Purchase Agreement and Secured Promissory Note (the “Amendment”). Pursuant to the Amendment, the Company has agreed to settle the $500,000 obligation originally payable in Buyer Shares by paying $500,000 in cash (the “Replacement Payment”) in accordance with the Note as amended by the Amendment. The Company has no further obligation to issue the Buyer Shares or to deliver the related grant documentation.

Section 2.2(e) of the UPA was amended and restated to provide that $500,000 is payable in cash under the amended Note rather than in restricted common stock of the Company.

In addition to, and independent of, amounts previously due or paid under the Note, the Company is obligated to pay the Seller $500,000 in cash as follows:

(a) $80,000 within five (5) business days after execution of the Amendment (the “Initial Payment”); and

(b) $70,000 on the first business day of each of the six (6) consecutive calendar months following the month in which the Initial Payment is made.

Each such payment is a “Replacement Payment Installment.” Installments are payable by wire transfer of immediately available funds to an account designated by the Seller. The maturity date of the Note was extended to the date that is forty-five (45) days after the due date of the final Replacement Payment Installment.

The Replacement Payment obligations constitute “Obligations” under the Pledge Agreement and are secured by the Collateral on the same terms and with the same priority as the other Obligations under the Pledge Agreement, including the Transferred Membership Interest. IOH holds the Transferred Membership Interest subject to the Pledge Agreement. The Company remains liable for all obligations under the UPA, the Note as amended, the Pledge Agreement, and the Amendment. The Pledge Agreement remains in effect until all Replacement Payment Installments have been paid in full, at which point it terminates automatically and the Seller is obligated to deliver a specified release and related UCC termination documentation.

Failure to pay a Replacement Payment Installment when due, if not cured within thirty (30) days after written notice from the Seller, constitutes an Event of Default under the Note. Upon such an Event of Default, after an additional thirty (30) day notice of intent to accelerate and cure period specified in the Amendment, unpaid Replacement Payment Installments accelerate and become immediately due and payable, and the Seller may exercise remedies under the Note, the Pledge Agreement, and applicable law, including the confession-of-judgment provisions of the Note and foreclosure on the Collateral.

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Alternatively, following a payment default and the notice and cure periods specified in the Amendment, the Seller may elect to rescind the transactions contemplated by the UPA (a “Rescission”) instead of pursuing monetary enforcement. If Rescission is perfected: (i) IOH (or the Company) must transfer the Transferred Membership Interest — 510,000 Class A Units, representing 51% of GlobeTopper — back to the Seller, free and clear of encumbrances, within ten (10) business days; (ii) the Seller is not required to return any Replacement Payments or other amounts previously received; (iii) any unpaid balance of the Replacement Payment is forgiven upon completion of the reconveyance; (iv) the earn-out obligations under Sections 2.2(f) and 2.3 of the UPA terminate; and (v) prior distributions, allocations, and payments are not reversed. Rescission and monetary enforcement are alternative remedies as to the same payment default. The Amendment provides that the reconveyance obligation is subject to specific performance.

Except as expressly amended by the Amendment, the UPA, the Note, the Pledge Agreement, and the Operating Agreement remain in full force and effect and were ratified. The Amendment does not modify the earn-out provisions of the UPA except that those provisions terminate if a Rescission is completed. The Seller and IOH, as the holders of all voting units of GlobeTopper, approved the Amendment for purposes of the Operating Agreement. The Amendment is governed by Delaware law as to UPA matters and Pennsylvania law as to the Note and the Pledge Agreement, consistent with the underlying documents.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

On September 16, 2026, upon execution of the Amendment, the Company became obligated to pay an additional $500,000 in cash to the Seller as the Replacement Payment described in Item 1.01. The obligation is evidenced by the Note as amended by the Amendment, is payable in the installments described in Item 1.01, and is secured by the Collateral under the Pledge Agreement, including the 51% membership interest in GlobeTopper held of record by IOH.

The obligation may be accelerated, and the Seller may foreclose on the Collateral or, at the Seller’s election after the specified notice and cure periods, rescind the original purchase and require reconveyance of the 51% interest, in each case upon an uncured failure to pay a Replacement Payment Installment, as more fully described in Item 1.01 and Exhibit 10.1. There are no third-party recourse provisions that would enable the Company to recover the Replacement Payment from a person other than as provided in the transaction documents.

Item 7.01 Regulation FD Disclosure.

On September 18, 2026, the Company issued a press release discussing an illustrative economic model for a contemplated microdrama subscription service to be offered through IQSTEL Digital. On September 22, 2026, the Company issued a press release reporting July 2026 net revenue and related operating and strategic matters. Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment to Unit Purchase Agreement and Secured Promissory Note, dated September 16, 2026, by and among iQSTEL Inc., Craig Span, Globetopper, LLC, and IQSTEL Operating Holdings, Inc.
99.1	Press Release, dated September 18, 2026 (furnished herewith)
99.2	Press Release, dated September 22, 2026 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date: September 28, 2026

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